EXHIBIT 23.1


                        Consent of KPMG Peat Marwick LLP


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                        INDEPENDENT ACCOUNTANTS' CONSENT




   The   Stockholders and the
         Board of Directors
         JSB Financial, Inc.:


We consent to incorporation by reference in the registration statement on Form S-8 of JSB Financial, Inc., dated February 10, 1998, relating to the Jamaica Savings Bank FSB Directors' Stock Program, of our report dated January 30, 1997 relating to the consolidated statements of financial condition of JSB Financial, Inc. and subsidiary as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report is incorporated by reference in the December 31, 1996 annual report on Form 10-K of JSB Financial, Inc. Our report contains an explanatory paragraph relating to a change in accounting principles.



                                            /s/ KPMG PEAT MARWICK LLP





Jericho, New York
February 10, 1998